      As filed with the Securities and Exchange Commission on March 11, 2002

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                         MSC INDUSTRIAL DIRECT CO., INC.
             (Exact Name of Registrant as Specified in Its Charter)

           NEW YORK                                    11-3289165
(State or other Jurisdiction of                        (I.R.S Employer
Incorporation or Organization)                         Identification Number)

                                 75 MAXESS ROAD
                            MELVILLE, NEW YORK 11747
                    (Address of Principal Executive Offices)

                               -------------------

                         MSC INDUSTRIAL DIRECT CO., INC.
                             2001 STOCK OPTION PLAN
                            (Full Title of the Plan)

                               -------------------

MITCHELL JACOBSON                                      COPY TO:
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER        ERIC LERNER, ESQ.
MSC INDUSTRIAL DIRECT CO., INC.                        ROSENMAN & COLIN LLP
75 MAXESS ROAD                                         575 MADISON AVENUE
MELVILLE, NEW YORK  11747                              NEW YORK, NEW YORK 10022
(516) 812-2000                                         (212) 940-8800
(Name, Address and Telephone Number of
Agent for Service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
  Title of                                       Proposed maximum    Proposed maximum        Amount of
  Securities to                Amount to be      offering price      aggregate offering      Registration
  Be registered                registered(1)     per share(2)        price(2)                fee(2)
---------------------------------------------------------------------------------------------------------------
Class A Common Stock,
 par value $0.001 per share     5,000,000             $22.75              $113,750,000        $10,465
===============================================================================================================

(1) This Registration Statement also covers an indeterminate number of shares of MSC Industrial Direct Co., Inc. common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the 2001 Stock Option Plan in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the Class A Common Stock as quoted on the New York Stock Exchange on March 6, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

---------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     MSC Industrial Direct Co., Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-14130) are incorporated by reference in this Registration Statement:

a. The Company's Annual Report on Form 10-K for the fiscal year ended September 1, 2001, filed with the Commission on November 7, 2001;

b. The Company's Quarterly Report on Form 10-Q for the quarter ended December 1, 2001, filed with the Commission on January 15, 2002; and

c. The information in respect of the Company's Class A common stock $.001 par value (the "Class A Common Stock") under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form S-3 (Registration No. 333-31837) filed with the Commission on July 30, 1997, as amended.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain partners and associates of Rosenman & Colin LLP of New York, New York which serves as counsel to the Company, own an aggregate of 23,900 shares of Class A common stock, $.001 par value. In addition, Joseph L. Getraer, a partner of Rosenman & Colin LLP, may be deemed to have beneficial ownership over
a) 1,075,356 shares of Class B common stock, $.001 par value, as sole trustee of the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust, and b) 3,352,800 shares of Class B common stock, $.001 par value, as sole trustee of the Joshua Jacobson 1994 Trust.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article EIGHTH of the Company's Certificate of Incorporation and Section 722 of the New York Business Corporation Law, as amended, the law of the state in which the Company is incorporated, empowers a corporation, within certain limitations, to indemnify any person who served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     Article SEVENTH of the Company's Certificate of Incorporation, provides:

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article SEVENTH shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719, or its successor, of the New York Business Corporation Law.

ITEM 8.  EXHIBITS

Exhibit No.    Description
-----------    -----------

   4.1 Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.01 the Company's Registration Statement on Form S-1, Registration No. 33-98832, as amended).

   4.2         MSC Industrial Direct Co., Inc. 2001 Stock Option Plan.

   5.1         Opinion of Rosenman & Colin LLP.

   23.1        Consent of Arthur Andersen LLP.

   23.2        Consent of Rosenman & Colin LLP (included in Exhibit 5.1).

ITEM 9.  UNDERTAKINGS

                  The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of March, 2002.

                               MSC INDUSTRIAL DIRECT CO., INC.


                               By: /s/ Mitchell Jacobson
                                   ---------------------------------------------
                                   Mitchell Jacobson
                                   Chairman of the Board of Directors, President
                                     and Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Jacobson, Charles Boehlke and Shelley Boxer and each or any of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                       Title                                  Date
               ---------                                       -----                                  ----

/s/ Mitchell Jacobson                    Chairman of the Board of Directors, President,          March 8, 2002
---------------------------------------  Chief Executive Officer and Director
Mitchell Jacobson


/s/ Sidney Jacobson                      Vice-Chairman of the Board of Directors                 March 8, 2002
---------------------------------------
Sidney Jacobson

/s/ David Sandler                        Executive Vice President, Chief Operating               March 8, 2002
---------------------------------------  Officer and Director
David Sandler

/s/ Charles Boehlke                      Senior Vice President, Chief Financial Officer          March 8, 2002
---------------------------------------  and Director
Charles Boehlke


---------------------------------------  Senior Vice President-Logistics and Director
James Schroeder

/s/ Shelley Boxer
---------------------------------------  Vice President of Finance and Director                  March 8, 2002
Shelley Boxer


---------------------------------------  Director
Roger Fradin

                                       6

/s/ Denis Kelly
---------------------------------------  Director                                               March 8, 2002
Denis Kelly


---------------------------------------  Director
Raymond Langton


---------------------------------------  Director
Phillip Peller




































                                       7